SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary proxy statement               |_|  Confidential, For Use of the
                                               Commission Only (as permitted
|X|  Definitive proxy statement                by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12


                                  AVANTGO, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (check the appropriate box):

     |X| No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies

________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

     (5) Total fee paid:

________________________________________________________________________________

     |_| Fee paid previously with preliminary materials:

________________________________________________________________________________

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

________________________________________________________________________________

     (2) Form, Schedule or Registration Statement no.:

________________________________________________________________________________

     (3) Filing Party

________________________________________________________________________________

     (4) Date Filed:

________________________________________________________________________________

                                  AVANTGO, INC.
                    1700 South Amphlett Boulevard, Suite 300
                           San Mateo, California 94402

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2001

To the Stockholders of AvantGo, Inc.

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of AvantGo, Inc. (the "Company"), which will be held at The Marriott Hotel, 1770 South Amphlett Blvd., San Mateo, CA 94402 on May 14, 2001 at 1:30 p.m., to consider and act upon the following matters:

     1. To elect three (3) Class I directors to serve on the Board of Directors for a three-year term.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended December 31, 2001.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on March 20, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1700 South Amphlett Boulevard, Suite 300, San Mateo, California 94402, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/ Mark Cochran
                                        --------------------------------
                                        Mark Cochran
                                        Secretary


                              San Mateo, California
                                 March 30, 2001

--------------------------------------------------------------------------------

                                    IMPORTANT

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

--------------------------------------------------------------------------------

                                  AVANTGO, INC.
                    1700 South Amphlett Boulevard, Suite 300
                           San Mateo, California 94402

                         ------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 14, 2001

                         ------------------------------

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of AvantGo, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Marriott Hotel, 1770 South Amphlett Blvd., San Mateo, CA 94402, on Monday, May 14, 2001, at 1:30 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 10, 2001.

     The Company's principal executive offices are located at 1700 South Amphlett Boulevard, Suite 300, San Mateo, California 94402. The telephone number at that address is (510) 259-4000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's common stock is the only type of security entitled to vote at the Annual Meeting. On March 20, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 34,471,683 shares of common stock outstanding. Each stockholder of record on March 20, 2001 is entitled to one vote for each share of common stock held by such stockholder on that date. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

     The Company's Bylaws provide that the holders of a majority of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for Class I director receiving the highest number of affirmative votes will be elected.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.

Proxies

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals 1 and 2 and, as to other matters that may properly come before the Annual Meeting, such proxies will be voted in the discretion of the proxy holders. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

     The Company will pay all the costs of solicitation of proxies. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of who will receive any additional compensation for their services. The Company's service agreement with ChaseMellon Shareholder Services, LLC provides that ChaseMellon will prepare and mail the proxy material in connection with the Annual Meeting. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding the soliciting materials to their principals.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The number of members on the Company's Board is currently fixed at nine. Pursuant to the Company's Bylaws, the Board is divided into three classes: Class I, II and III directors, with three members in each class. Each year, the stockholders will elect the members of one of these three classes. At the Annual Meeting, three directors will be elected to serve as Class I directors for a term of three years, expiring on the date of the annual meeting of stockholders in 2004. The directors who are being nominated for election to the Board (the "Nominees"), their ages as of March 20, their positions and offices held with the Company and certain biographical information are set forth below. If elected, the nominees will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Company's Bylaws. The names of Nominees, as well as the Class II and Class III directors whose terms will continue after the Annual Meeting, are listed below.

Nominees to Serve as Directors Serving for a Term Expiring at the 2004 Annual Meeting of Stockholders (Class I Directors):

                                                         Positions and offices
Nominee                                  Age             held with the Company

Christopher B. Hollenbeck (1)            33                Director

Jeffrey T. Webber                        48                Director

Linus Upson                              30                Director; Chief
                                                           Technology Officer

(1)  Member of Compensation Committee

     Christopher B. Hollenbeck has been one of the Company's directors since May 1998. Since July 1998, Mr. Hollenbeck has been a managing director of Granite Ventures, LLC, formerly H&Q Venture Associates, LLC, a venture capital firm, and is one of three investment managers for Adobe Ventures. From June 1996 to June 1998, Mr. Hollenbeck served as a vice president in Hambrecht & Quist's Venture Capital department. Prior to joining Hambrecht & Quist's Venture Capital department, from 1990 to 1996, Mr. Hollenbeck worked in Hambrecht & Quist's Mergers & Acquisitions department and Corporate Finance department. Mr.
Hollenbeck also serves as a director of ESPS, Inc. and several private companies. Mr. Hollenbeck holds a B.A. degree in American Studies from Stanford University.

     Linus Upson is one of the Company's co-founders and has served as one of the Company's executive officers and directors since July 1997. Mr. Upson has served as the Company's chief technology officer since February 1998. From July 1997 to October 2000, Mr. Upson also served as the Company's president. From May 1996 to March 1997, Mr. Upson was a software engineer at Netscape
Communications. From January 1996 to April 1996, Mr. Upson was a software engineer at Netcode Corporation. From January 1995 to January 1996, Mr. Upson was a consultant for his own company, Virtual Pages, Inc. From April 1993 to January 1995, Mr. Upson was a software engineer at NeXT Computer, Inc.

     Jeffrey T. Webber has served on the Board since October 1999. Since October 1999, Mr. Webber has served as a managing director of the general partner of The Entrepreneurs' Growth Fund, L.P. Since September 1999, Mr. Webber has served as a managing director of the general partner of The Entrepreneurs' Fund II, L.P. Since February 1997, Mr. Webber has served as a managing director of The Entrepreneurs' Fund, L.P. The Entrepreneurs' Funds are early stage venture capital funds. Mr. Webber founded, and since January 1991 has served as president of, R. B. Webber & Company, which provides strategic planning consulting services to high technology companies. Mr. Webber also serves on the board of directors of Commerce One, Inc., Persistence Software, Inc., Sagent Technology, Inc., and several private companies. Mr. Webber holds a B.A. degree in American Studies from Yale University.

Board Recommendation: The Board recommends that you vote FOR the nominees listed herein.

Continuing Directors

Directors Serving for a Term Expiring at the 2002 Annual Meeting of Stockholders (Class II Directors):

Director                                 Age             Positions and offices
                                                         held with the Company

Dennis Jones (2)                         48                Director

Felix Lin                                37                Vice Chairman of the
                                                           Board

Peter Ziebelman                          45                Director

(2)  Member of the Audit Committee

     Dennis Jones has been one of the Company's directors since April 2000. From September 2000 to December 2000, Mr. Jones served as President and Chief
Executive Officer of Accel-KKR. From January 1998 to August 2000, Mr. Jones served as the executive vice president of information technology, and chief information officer of FedEx Corporation, a global transportation company and the corporate parent of the Federal Express Corporation. From December 1991 to January 1998, Mr. Jones served as the senior vice president of information and telecommunications and as the chief information officer for the Federal Express Corporation. Mr. Jones currently serves as a director of webMethods, Inc. and one private company. Mr. Jones received a B.B.A. degree and a Master of Science in Accounting and Finance from the University of Memphis.

     Felix Lin is one of the Company's co-founders and is a director. Mr. Lin has been the Company's vice chairman of the board since October 2000. Mr. Lin served as the Company's chairman of the board from February 2000 to October 2000. From July 1997 to February 2000, Mr. Lin was the Company's chief executive officer. Mr. Lin has also served as chairman of the board, president and chief executive officer, and as the sole director of the Company's Globalware subsidiary since May 26, 2000. Prior to founding AvantGo, from October 1994 to June 1997, Mr. Lin was the director of Internet strategy for Versant Object Technology. Mr. Lin served as database product marketing manager at NeXT
Computer, Inc. from February 1992 until October 1994. From October 1990 to January 1992, Mr. Lin was product manager at Cadre Technology (now Sterling Software). From June 1988 to June 1990, Mr. Lin was a principal consultant and consulting manager for Oracle Consulting Group at Oracle Corporation. Mr. Lin holds a B.S. degree in Electrical Engineering, and a Master of Science in Computer Science from the Massachusetts Institute of Technology, and a, Master of Science in Management from the Massachusetts Institute of Technology Sloan School of Management.

     Peter Ziebelman has been one of the Company's directors since October 1997. Mr. Ziebelman is a co-founder of 21st Century Internet Venture Partners, a venture capital firm and since November 1996 has been one of its general partners. From 1988 to October 1996, Mr. Ziebelman was a partner of Thompson Clive Venture Capital, an international venture capital firm. Mr. Ziebelman serves on the board of directors of Vicinity Corporation and several private companies. Mr. Ziebelman holds a B.S. in Computer Science and Psychology from Yale University, and a Master of Science in Management from Stanford Graduate School of Business.

Directors Serving for a Term Expiring at the 2003 Annual Meeting of Stockholders (Class III Directors):

Director                                Age            Positions and offices
                                                       held with the Company

Robert J. Lesko (1)(2)                  58               Director

Richard Owen                            36               Chairman of the Board;
                                                         Chief Executive Officer

Gregory L. Waldorf (2)                  32               Director

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

     Robert Lesko has been one of the Company's directors since July 1998. Since January 1999, Mr. Lesko has been the chief executive officer of Lesko Associates, Inc., a private investment and consulting firm. From September 1997 to December 1998, Mr. Lesko was a corporate officer of AT&T and led the global consulting and integration business within AT&T Solutions, a wholly owned subsidiary of AT&T, where he also served on the board of directors. From March 1996 to August 1997, Mr. Lesko led the financial services industry global consulting practice at AT&T Solutions. From September 1984 to March 1996, Mr. Lesko was a management consulting partner at Deloitte and Touche, where he led the U.S. banking practice. From 1974 to 1983, Mr. Lesko was the founder and chief executive officer of Software Architecture & Engineering, Inc. Mr. Lesko received his B.S. degree in Mechanical Engineering from the University of Notre Dame and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

     Richard Owen has served as the Company's chairman of the board since October 2000. Mr. Owen has also served as the Company's chief executive officer and as one of the Company's directors since February 2000 and has been employed by the Company since January 2000. From September 1998 to December 1999, Mr. Owen served as vice president of Dell Online Worldwide for Dell Computer
Corporation. From July 1992 to September 1998, Mr. Owen served in a variety of roles, including international business development, director of supply chain integration and general manager of Japan Home and Small Office Sales at Dell Computer Corporation. From 1987 to 1990, Mr. Owen was an information technology consultant with KPMG Management Consultants in London, England. Mr. Owen is also a director of FTD.com, Inc. Mr. Owen holds a Bachelors Degree in Mathematics and Economics from Nottingham University in England and a Master of Science in Management from the Massachusetts Institute of Technology Sloan School of Management.

     Gregory Waldorf has been one of the Company's directors since June 1999. Since March 2000, Mr. Waldorf has been a general partner at Charles River Ventures, a venture capital firm. From January 1998 to February 2000, Mr. Waldorf was a research analyst at Pacific Edge Investment Management, Inc. From September 1997 to December 1997, Mr. Waldorf was a consultant for Pacific Edge Investment Management, Inc. From October 1996 to September 1997, Mr. Waldorf served as vice president of business development at PowerAgent, Inc. From June 1995 to September 1996, Mr. Waldorf was a principal of Arctic Orchard, LLC. From 1983 to 1990, Mr. Waldorf co-founded and held various positions, most recently as president, at 32 Bit Solutions, Inc. and its predecessor entities. Mr. Waldorf serves as a director of several private companies. Mr.

Waldorf holds a B.A. degree in Political Science from the University of California, Los Angeles and an M.B.A. degree from Stanford University.

Information on Committees of the Board of Directors and Meetings

     During the fiscal year ended December 31, 2000 (the "Last Fiscal Year"), the Board held 11 meetings and acted by written consent 18 times. During the Last Fiscal Year, each of the current directors other than Dennis Jones attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period during which such directors served on the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served during the period which such director served. The Board has an Audit Committee and a Compensation Committee. The Board has also established a Non-Officer Employee Option Approval Committee with the authority to grant stock options to the Company's non-officer employees within parameters set forth by the Compensation Committee. Mr. Owen is the sole member of the Non-Officer Employee Option Approval Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

     The members of the Audit Committee are Messrs. Jones, Lesko and Waldorf. All of such members are independent according to the standards regarding independence set forth by the NASDAQ National Market. During the Last Fiscal Year, the Audit Committee met once. The Board has adopted an Audit Committee Charter, a copy of which is attached as Appendix A. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company.

     The members of the Compensation Committee are Messrs. Hollenbeck and Lesko. During the Last Fiscal Year, the Compensation Committee held one meeting. The
Compensation Committee has the authority and responsibility to review and recommend to the Board, or determine, the Company's senior management's annual salaries, bonuses, stock options and other direct and indirect benefits; review new executive compensation programs; review the operation of executive compensation programs to determine whether they are properly coordinated;
establish and review policies for the administration of executive compensation programs; modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; and establish and review policies related to management perquisites. The Compensation Committee also administers the Company's 1997 and 2000 stock option plans with respect to the Company's executive officers.

Director Compensation

     The Company does not currently compensate its directors for their service as members of the Board. However, the Company reimburses non-employee directors for certain expenses in connection with attendance at board and committee meetings. The Company does not provide additional compensation for committee participation or special assignments of the Board. In the past, the Company has granted options to purchase shares of its common stock pursuant to its 1997 stock option plan to the following non-employee directors in the following amounts: Dennis Jones (50,000), Robert Lesko (60,000), Gregory Waldorf (40,000) and Jeffrey Webber (64,000).

     In May 2000, the Board adopted the Company's stock option grant program for non-employee directors. The program is administered under the Company's 2000 stock incentive plan. Under this program, each non-employee director will receive a nonqualified stock option to purchase 50,000 shares of the Company's common stock upon initial election or appointment to the Board. These options vest and become exercisable in 48 equal monthly installments beginning one month after the grant date. Beginning with this Annual Meeting, each non-employee director will automatically receive an additional option to purchase 7,500 shares of the Company's common stock immediately following each annual meeting of stockholders. These latter option grants will be immediately vested and exercisable. The exercise price for all options granted under the program will be the fair market value of the common stock on the date of grant. If the Company sells all or substantially all of its assets or the Company merges or consolidates with or into another corporation, all options granted to non-employee directors under this program will automatically accelerate and become 100% vested and exercisable. Options will have a ten-year term, except that options will expire three months after a non-employee director ceases services as a director, or in the case of such director's disability, retirement or death, one year after the date of such director's disability, retirement or death.

                                  PROPOSAL TWO:
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Ernst & Young LLP, independent public accountants, to continue as the Company's independent auditors for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's consolidated financial statements as of December 31, 1998, 1999 and 2000, and for the period from June 30, 1997 (inception) through December 31, 1997 and for the years ended December 31, 1998, 1999 and 2000, and the financial statements of Globalware Computing, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, as set forth in their reports. The Board is submitting its selection of Ernst & Young LLP to the stockholders for ratification.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from stockholders.

Board Recommendation: The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 20, 2001, certain information with respect to the beneficial ownership of the Company's common stock by (i) each person that the Company knows owns more than 5% of the Company's common stock; (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table on p. 11; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, the Company believes the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names. Unless otherwise indicated, the following officers, directors and stockholders can be reached at the Company's principal offices.

                                                                Shares Beneficially       Percentage of Class
Beneficial Owner                                                       Owned                 Outstanding(1)
----------------                                                -------------------       -------------------
21st Century Internet Fund, L.P.(2).........................         6,064,106                   17.59%
   2 South Park, 2nd Floor
   San Francisco, CA  94107

Entities affiliated with Dresdner RCM Global Investors U.S.          1,918,100                    5.56%
Holdings LLC (3)............................................
   4 Embarcadero Center
   San Francisco, CA 94111

Entities affiliated with Adobe Systems Incorporated(4)......         1,969,981                    5.71%
   345 Park Avenue
   San Jose, CA  95110

Christopher B. Hollenbeck(5)(6).............................           922,864                    2.68%
   c/o Granite Ventures, LLC
   One Bush Street, 12th Floor
   San Francisco, CA  94104

Michael Aufricht(7).........................................           295,000                      *

David B. Cooper, Jr.(8).....................................           495,000                    1.44%

Phillip Hibberd(9)...........................................           265,000                      *

Dennis Jones(10)............................................            50,000                      *

Robert Lesko(11)............................................            41,200                      *

Felix Lin(12)...............................................         1,993,522                    5.78%

David Moore(13).............................................           813,362                    2.36%

Richard Owen(14)............................................         1,820,000                    5.28%

Linus Upson.................................................         2,018,522                    5.86%

Gregory Waldorf(15).........................................           759,925                    2.20%

Jeff Webber(16).............................................           541,081                    1.57%

Rafael Weinstein(17)........................................         1,724,000                    5.00%

                                                                Shares Beneficially       Percentage of Class
Beneficial Owner                                                       Owned                 Outstanding(1)
----------------                                                -------------------       -------------------
Peter Ziebelman(2)..........................................        16,079,582                   46.65%
   c/o 21st Century Internet Fund, LP
   2 South Park, 2nd Floor
   San Francisco, CA  94107

All directors and executive officers as a group (13
   persons)(18).............................................        16,079,582                   46.65%

----------
(1) Based on 34,471,683 shares of the Company's common stock outstanding on March 20, 2001. Shares of common stock subject to options that are exercisable within 60 days of March 20, 2001 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage for any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock as shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o AvantGo, Inc., 1700 South Amphlett Boulevard, Suite 300, San Mateo, California 94402.

(2) Includes 5,741,140 shares held by 21st Century Internet Fund, L.P. and 322,966, shares held by 21VC Fund II, L.P. Peter Ziebelman, one of the Company's directors, is a general partner of 21st Century Internet Fund, L.P. and 21VC Fund II, L.P. Mr. Ziebelman disclaims beneficial ownership of the shares held by 21st Century Internet Fund, L.P. and 21VC Fund II, L.P. except to the extent of his pecuniary interest therein.

(3) Includes 1,918,100 shares held by Dresdner RCM Global Investors U.S. Holdings LLC, as managed into accounts on a discretionary basis.

(4) Includes 1,823,574 shares held by Adobe Incentive Partners, L.P., of which Adobe Systems Incorporated is a general partner. Adobe Systems Incorporated disclaims beneficial ownership of such shares except as to their pecuniary interest therein.

(5) Includes 321,806 shares held by H&Q Adobe Ventures Management II, L.L.C., 24,358 shares held by Adobe Ventures III, L.P., 1,479 shares held by HQVA Adobe Ventures Management III, L.L.C., 574,021 shares held by H&Q AvantGo Investors, L.P. and includes 1,200 shares held by Mr. Hollenbeck.

(6) Christopher Hollenbeck, one of the Company's directors, is a managing director of Granite Ventures, LLC, formerly H&Q Venture Associates, LLC. Mr. Hollenbeck disclaims beneficial ownership of the shares held by affiliates of Granite Ventures, LLC, formerly H&Q Venture Associates, LLC, except to the extent of his pecuniary interest therein.

(7) Includes 200,000 shares of common stock issuable upon exercise of immediately exercisable options, all of which have not vested. Also includes 136,269 shares of common stock that are subject to the Company's right of repurchase.

(8)  Includes   467,000  shares  of  common  stock  issuable  upon  exercise  of immediately exercisable options. All 495,000 shares are subject to the Company's right of repurchase.

(9) Represents 265,000 shares of common stock issuable upon exercise of immediately exercisable options.

(10) Represents 50,000 shares of common stock issuable upon exercise of immediately exercisable options.

(11) Includes 5,000 shares of common stock that are subject to the Company's right of repurchase.

(12) Includes 40,000 shares of common stock that are subject to the Company's right of repurchase and 3,000 shares of common stock which Mr. Lin holds as custodian for his minor son. Also includes 115,000 shares held by each of The Felix Lin 2000 Annuity Trust and The Betty Mae Lin 2000 Annuity Trust. Mr. Lin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13) Includes 35,000 shares of common stock that are subject to the Company's right of repurchase and 40,000 shares of common stock which Mr. Moore holds as custodian for his minor daughter. Also includes 160,000 shares of common stock issuable upon exercise of immediately exercisable options of which 150,625 shares of Common Stock are subject to the Company's right of repurchase. Mr. Moore disclaims beneficial ownership of the shares held as custodian for his minor daughter except to the extent of his pecuniary interest herein.

(14) Includes 1,355,556 shares of common stock issuable upon exercise of immediately exercisable options, of which 1,237,500 shares are subject to the Company's right of repurchase.

(15) Includes 722,925 shares held by Sleepy Hollow Investment Partnership, L.P. Mr. Waldorf is one of the Company's directors and is also a limited partner of Fayez Sarofim Investment Partnership #5, L.P., Sleepy Hollow Investment Partnership, L.P.'s general partner. Mr. Waldorf disclaims beneficial ownership of the shares held by Sleepy Hollow Investment Partnership, L.P., except to the extent of his pecuniary interest therein. Also includes 15,556 shares of common stock that are subject to the Company's right of repurchase.

(16) Includes 434,991 shares held by The Entrepreneurs' Fund, L.P., The Entrepreneurs' Fund II, L.P., The Entrepreneurs' Growth Fund, L.P. and RBW Investments LLC. Mr. Webber, one of the Company's directors, is a managing director of the general partners of the Entrepreneurs' Funds and is the managing director of RBW Investments LLC, and disclaims beneficial ownership of the shares held by such funds, except to the extent of his pecuniary interest therein. Mr. Webber owns 106,090 shares of common stock of which 31,500 shares are subject to the Company's right of repurchase.

(17) Includes 110,000 shares of common stock that are subject to the Company's right of repurchase.

(18) Includes 2,141,834 shares of common stock that are subject to the Company's right of repurchase.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the total compensation received for services rendered to the Company during the fiscal years ended December 31, 2000, 1999, and 1998 by the Company's chief executive officer and the four other most highly compensated executive officers other than the chief executive officer who received salary and bonus for such fiscal year in excess of $100,000 on an annualized basis. The executive officers listed in the table below are referred to as the "Named Executive Officers."

                                              Summary Compensation Table
                                                                              Long-Term
                                                                             Compensation
                                                    Annual Compensation         Awards
                                                  ---------------------      ------------
                                                                              Securities          All Other
            Name and                                                          Underlying         Compensation
       Principal Position               Year      Salary($)    Bonus($)       Options(#)              ($)
---------------------------------       ----      ---------    --------       ----------         ------------

Richard Owen(1)..................       2000       234,936           0            --                85,075
     Chief Executive Officer and
     Chairman of the Board

 Felix Lin (2)...................       2000       165,000      50,000            --                  --
     Vice Chairman of the Board         1999       112,500      15,000            --                  --

Linus Upson(3)...................       2000       142,500           0            --                  --
     Chief Technology Officer           1999       102,750      10,000            --                  --

David B. Cooper, Jr.(4)..........       2000        68,749      16,666            --                  --
     Chief Financial Officer

Thomas F. Hunter(5)..............       2000       140,000           0            --                  --
                                        1999        52,499           0            --                  --

----------
(1) Mr. Owen was appointed as the Company's chief executive officer in February 2000. On an annualized basis, Mr. Owen's salary for 2000 was $250,000. Pursuant to an offer letter signed by the Company, Mr. Owen is eligible to receive an annual bonus of up to $100,000. Mr. Owen was also reimbursed for relocation expenses in the amount of $85,075.

(2) Mr. Lin served as the Company's chief executive officer from the Company's inception through February 2000. Effective as of April 1, 2000, (a) the Company increased Mr. Lin's salary to $175,000 on an annualized basis; and
     (b) Mr. Lin is eligible to receive an annual bonus of $50,000.

(3) Effective as of April 1, 2000, the Company increased Mr. Upson's salary to $150,000 on an annualized basis.

(4) Mr. Cooper was appointed as the Company's chief financial officer in August 2000. On an annualized basis, Mr. Cooper's salary for 2000 was $200,000. Pursuant to an offer letter signed by the Company, Mr. Cooper is eligible to receive an annual bonus of up to $50,000.

(5)  As of February 26, 2001, Mr. Hunter is no longer with the Company.

Option Grants in Last Fiscal Year

     The following table sets forth certain summary information concerning grants of stock options to each of the Named Executive Officers for the Company's Last Fiscal Year. The Company has never granted any stock appreciation rights.



                                  Individual Grants
----------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value
                               Number of       % of Total                                    at Assumed Annual Rates
                               Securities        Options                                   of Stock Price Appreciation
                               Underlying      Granted to      Exercise or                    for Option Term ($)(2)
                                Options       Employees in      Base Price    Expiration   ---------------------------
        Name                  Granted (#)       2000 (1)          ($/Sh)          Date         5%($)        10%($)
        ----                  -----------     ------------     -----------    ----------       -----        ------
Felix Lin...............              --             --              --               --            --            --
Richard Owen(3).........       1,800,000         30.27%            2.25        1/25/2010     2,547,004     6,454,647
Linus Upson.............              --             --              --               --            --            --
David B. Cooper, Jr. (4)        450,000           7.56%            8.90        8/30/2010     2,518,704     6,382,928
Thomas F. Hunter .......              --             --              --               --            --            --

----------
(1) Based on an aggregate of 6,137,495 shares underlying options granted by the Company during the Company's Last Fiscal Year. Of the options granted, 5,945,788 were granted to employees, 50,000 were granted to members of the Board and 141,707 were granted to the Company's consultants.

(2) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any Named Executive Officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

(3) See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(4) See "Employment Contracts, Termination of Employment and Change in Control Arrangements." See also "Certain Relationships and Related Transactions."

Fiscal Year-End Option Values

     The following table provides certain summary information concerning stock options held as of December 31, 2000 by each of the Named Executive Officers.

                                                              Number of Securities
                           Shares                            Underlying Unexercised             Value of Unexercised
                          Acquired                                 Options at                  In-the-Money Options At
                             on            Value               Fiscal Year-End(2)              Fiscal Year-End ($)(3)
                          Exercise        Realized        ------------------------------     ----------------------------
        Name                 (#)           ($)(1)         Exercisable(2)   Unexercisable     Exercisable    Unexercisable
        ----                 ---           ------         --------------   -------------     -----------    -------------
Felix Lin                       --              --                 --               --               --                --
Richard Owen               444,444              --          1,355,556               --        5,422,224                --
Linus Upson                     --              --                 --               --               --                --
David B. Cooper, Jr         28,000              --            422,000               --       (1,118,300)               --
Thomas F. Hunter            59,035          67,890            177,323               --          797,953                --

----------
(1) Represents the difference between the exercise price and the fair market value of the Company's common stock as of the date of exercise as determined by the Board.

(2) The options are immediately exercisable for all of the option shares, but any unvested shares purchased under those options are subject to repurchase by the Company at the original exercise price paid per share if the employee ceases service with the Company prior to vesting in the shares.

(3) Represents the difference between the exercise price and the closing price of the common stock on the Nasdaq National Market on December 29, 2000, the last trading day in fiscal 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy for Executive Officers

     The Compensation Committee of the Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 2000 Stock Incentive Plan, 1997 Stock Option Plan and 2000 Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual bonuses for the CEO and certain other executive officers and other key employees each fiscal year. For fiscal year 2000, the Board of Directors weighed many factors to determine executive officer compensation levels. Among the factors considered by the Board of Directors were industry compensation surveys, general and local market conditions and the recommendations of the CEO with respect to the compensation of the Company's key executive officers other than himself. However, the Board of Directors made the final compensation decisions concerning such officers.

     The objective of the Company's executive compensation program is to align executive compensation with the Company's long and short-term business objectives and performance. It is imperative that executive compensation enables the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company. The following principles guide the Company's executive compensation decisions:

o Risk and Reward: A significant portion of an executive's compensation should be tied to the executive's performance and contributions to the success of the Company.

o Pay for Performance: An executive officer who performs at a higher level should be rewarded with a higher level of compensation.

o Compensate Competitively: The Company compares its compensation programs to those of other companies and establishes compensation programs that are substantially at market.

     During fiscal year 2000, the Company's executive compensation program included these key elements:

o Base Salary. The Board of Directors established the base salaries of its executive officers based on comparisons with executive salary surveys from market data for other companies.

o Cash-Based Incentives. During fiscal year 2000, the Company paid certain executives cash-based incentive payments, based upon the achievement of defined goals related to Company performance and personal objectives. Specifically, annual and quarterly goals were established and performance measurements were made against these goals. During fiscal year 2000, the Company met or exceeded its financial objectives and performance metrics. Consequently, the Company paid bonuses to certain executive officers.

o Equity-Based Incentives. Stock options are designed to align the interests of each executive officer with those of the stockholders. Stock options typically have been granted to executive officers when the officer first joins the Company. During fiscal year 2000 and in conjunction with the commencement of employment with the Company, the Company granted to Richard Owen, the Company's Chief Executive Officer, an option to purchase 1,800,000 shares of the Company's common stock, and to David Cooper, the Company's Chief Financial Officer, an option to purchase 450,000 shares of the Company's common stock. The Committee and the Board of Directors believe that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, bring new products to market, and create the foundation for future growth for the stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives' continued employment with the Company.

     CEO Compensation: Mr. Owen did not participate in the Board of Directors' decisions concerning his compensation. During fiscal year 2000, Mr. Owen received a base salary of $234,936, with no bonus, the option grant described in the preceding paragraph and relocation expenses of $85,075.

     Section 162(m) of the Internal Revenue Code limits the tax deductibility for federal income tax purposes by a corporation of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in the Company's proxy statement. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The Company's stock option plans are structured to qualify options granted thereunder as performance-based compensation under Section 162(m). There was no nondeductible compensation in fiscal year 2000, and for fiscal year 2001, the Compensation Committee does not contemplate that there will be any such nondeductible compensation.

                                        Compensation Committee

                                        Robert J. Lesko
                                        Christopher B. Hollenbeck


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board are Christopher B. Hollenbeck, and Robert J. Lesko. Mr. Hollenbeck was appointed to the Compensation Committee in July 1998. Mr. Lesko was appointed to the Compensation Committee in May 2000. From July 1998 to May 2000, Felix Lin and Peter Ziebelman also served on the Company's Compensation Committee.

     Mr. Lin has been one of the Company's executive officers since July 1997. Mr. Lin has also been an executive officer of Globalware Computing, Inc., one of the Company's subsidiaries, since May 2000. None of the other individuals that has served on the Company's Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries.

     Mr. Hollenbeck is a managing director of Granite Ventures, LLC, formerly H&Q Venture Associates, LLC. The Company has issued and sold 258,588 shares of its series C preferred stock and 172,244 shares of its series D preferred stock to Adobe Ventures II, L.P. Granite Ventures, LLC is the general partner of the general partner of Adobe Ventures II, L.P. In addition, the Company has issued and sold 61,414 shares of its series C preferred stock and 40,909 shares of its series D preferred stock to H&Q AvantGo Investors, L.P., of which Granite Ventures, LLC is also the general partner.

     Mr. Ziebelman is a founding partner at 21st Century Internet Fund, L.P. The Company has issued and sold 4,105,750 shares of its series A preferred stock, 943,396 shares of its series B preferred stock, 691,994 shares of its series C preferred stock and 322,966 shares of its series D preferred stock to 21st Century Internet Fund, L.P

     No other interlocking relationships or inside participation exist between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors currently consists of Dennis Jones, Robert J. Lesko and Gregory L. Waldorf, and operates under a formal written charter; which has been adopted by the Board and is attached as Appendix
A. The Audit Committee recommends the independent auditors to the Board, and reviews the Company's financial reporting process on behalf of the Board. The Audit Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the year ended December 31, 2000.

     AvantGo's management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that AvantGo is in compliance with accounting standards for planning and performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of AvantGo's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and AvantGo including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     Ernst & Young LLP has provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements referred to above be included in AvantGo's Annual Report on Form 10-K for the year ended December 31, 2000.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ.

     From the members of the Audit Committee of AvantGo:


                                        Audit Committee

                                        Dennis H. Jones
                                        Robert J. Lesko
                                        Gregory L. Waldorf

Audit Fees; Financial Information and Systems Design and Implementation Fees; All Other Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP to AvantGo for:

(i) Audit Fees in connection with the audit of AvantGo's 2000 annual financial statements and the review of financial statements in AvantGo's quarterly report on Form 10-Q filed in 2000;

(ii) Financial Information Systems Design and Implementation Fees for the year 2000; and

(iii) All Other Fees for the year 2000 other than for services covered in (i) or
      (ii).

Audit Fees                                                            $ 156,000

Financial Information Systems Design and Implementation Fees          $      --

All Other Fees                                                        $ 684,000

     The Audit Committee has determined that the provision of services for which fees were paid is compatible with maintaining Ernst & Young LLP's independence.

                              EMPLOYMENT CONTRACTS,
                          TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     On October 13, 1997, the Company entered into an amended and restated change of control agreement with each of Messrs. Lin and Upson. Under the terms of these agreements, the Company's right of repurchase with respect to Mr. Lin's and Mr. Upson's respective shares of common stock will completely expire if, within one year after a change of control, Mr. Lin or Mr. Upson, as the case may be, are involuntarily terminated.

     In December 1999, the Company entered into an employment offer letter with Mr. Owen whereby Mr. Owen will serve as the Company's chief executive officer. Mr. Owen's employment is "at-will" and may be terminated by him or the Company at any time with or without cause. Pursuant to the agreement, Mr. Owen is paid an annual base salary of $250,000 and was reimbursed for relocation expenses. Mr. Owen is also eligible for an annual bonus of up to $100,000.

     In January 2000, the Company entered into a change in control agreement with Mr. Owen. Under the terms of this agreement, if Mr. Owen is involuntarily terminated within one year after a change of control, the Company's repurchase rights with respect to Mr. Owen's restricted stock will lapse completely. If Mr. Owen is terminated without cause at any time prior to a change of control or after the one-year period immediately following a change of control, the Company's repurchase rights with respect to 25% of the restricted stock originally sold to Mr. Owen will lapse.

     In August 2000, the Company entered into a change of control agreement with David B. Cooper, Jr. Under the terms of this agreement, if Mr. Cooper is involuntarily terminated within one year after a change of control, the Company's repurchase rights with respect to Mr. Cooper's restricted stock will lapse with respect to 50% of the restricted stock originally sold to Mr. Cooper. If Mr. Cooper is terminated without cause at any time prior to a change of control or after the one year period immediately following a change of control, the Company's repurchase rights with respect to 25% of the restricted stock originally sold to Mr. Cooper will lapse.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the Company's last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of any class of the Company's voting securities or members of such person's immediate family had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described in "Employment Contracts, Termination of Employment and Change in Control Arrangements," and (ii) the transactions described below.

Series D Preferred Stock

     In March and April 2000, the Company issued and sold 3,726,094 shares of its series D preferred stock, in the aggregate, in a private placement at a per share purchase price of $8.36, including sales to the following entities and individual:

o The Company issued and sold 172,244 shares of its series D preferred stock to Adobe Ventures II, L.P. The Company also issued and sold 40,909 shares of its series D preferred stock to H&Q AvantGo Investors, L.P. Christopher Hollenbeck, one of the Company's directors, is a managing director of Granite Ventures, LLC, formerly H&Q Venture Associates, LLC, the general partner of H&Q AvantGo Investors, L.P. and the general partner of the general partner of Adobe Ventures II, L.P.

o The Company issued and sold 322,966 shares of its series D preferred stock to 21st Century Internet Fund, L.P., one of its 5% stockholders. Peter Ziebelman, one of the Company's directors, is one of 21st Century Internet Fund, L.P.'s founding partners.

o The Company issued and sold 215,311 shares of its series D preferred stock to Sleepy Hollow Investment Partnership, L.P. Gregory Waldorf, one of the Company's directors, is a limited partner of Fayez Sarofim Investment Partnership #5, L.P., Sleepy Hollow Investment Partnership, L.P.'s general partner.

o The Company issued and sold 8,927 shares of its series D preferred stock to Jeffrey Webber, one of the Company's directors. The Company also issued and sold 215,311, 41,865, 41,865 and 9,046 shares of its series D preferred stock to The Entrepreneurs' Growth Fund, L.P., The Entrepreneurs' Fund, L.P., The Entrepreneurs' Fund II, L.P., and RBW Investments, LLC. Mr. Webber is a managing director of the general partner of each of The Entrepreneurs' Growth Fund, L.P., The Entrepreneurs' Fund, L.P. and The Entrepreneurs' Fund II, L.P., and is a managing director of RBW Investments, LLC.

     All of the shares of series D preferred stock automatically converted into an aggregate of 3,726,094 shares of the Company's common stock upon the completion of the Company's initial public offering. The holders of these shares are entitled to registration rights regarding the shares of common stock issued upon conversion.

Loans to Executive Officers

     In August 2000, the Company loaned $249,200 to David B. Cooper, Jr., the Company's chief financial officer, in conjunction with his exercise of options. The note evidencing this indebtedness is a full recourse promissory note and is secured by a pledge agreement. The note accrues interest at the rate of 8.5% per year. The principal balance and accrued interest on the note is due on August 28, 2005 subject to limited exceptions.

     In April 2000, the Company loaned $200,000 to Michael Aufricht, the Company's general manager of AvantGo Mobile Internet, in connection with a down payment on the home. The note evidencing the indebtedness is a full recourse promissory note. The note accrues interest at the rate of 6% per year. The principal balance and accrued interest on the note will become due and payable on April 19,2005.


Options to Purchase Common Stock

     Stock option grants to the Company's directors and executive officers that have an aggregate exercise price of $60,000 or more that were made subsequent to the beginning of the Last Fiscal Year are as follows:

o In April and June 2000, Jeffrey Webber, one of the Company's directors, exercised options granted to him in April and October 1999 by purchasing an aggregate of 64,000 shares of the Company's common stock. 33,612 of Mr. Webber's purchased shares have not vested as of March 20, 2001 and remain subject to the Company's right or repurchase upon the termination of Mr. Webber's services to the Company.

o In January 2000, the Company granted Richard Owen, the Company's chief executive officer and a director, an option to purchase 1,800,000 shares of its common stock under the Company's 1997 stock option plan, at an exercise price per share of $2.25. Also in January 2000, Mr. Owen exercised part of his option by purchasing 444,444 shares of the Company's common stock. All of Mr. Owen's purchased shares of the Company's common stock have vested as of March 20, 2001 and are no longer subject to the Company's right of repurchase upon the termination of Mr. Owen's services to the Company.

o In April 2000, the Company granted Dennis Jones, one of the Company's directors, an option to purchase 50,000 shares of the Company's common stock under the Company's 1997 stock option plan, at an exercise price per share of $2.90.

o In August 2000, the Company granted David B. Cooper, Jr., its chief financial officer, an option to purchase 450,000 shares of common stock under the Company's 1997 stock option plan, at an exercise price per share of $8.90. Also in August 2000, Mr. Cooper exercised a portion of his option by purchasing 28,000 shares of the Company's common stock. Mr. Cooper paid for his shares with a promissory note. See "Loans to Executive Officers." None of Mr. Cooper's purchased shares have vested as of March 20, 2001 and remain subject to the Company's right of repurchase upon the termination of Mr. Cooper's services to the Company.

     All of these option grants were issued at the fair market value of a share of the Company's common stock as of the date of grant as determined by the Board.

     The Company has entered into two consulting agreements with R. B. Webber & Company, Inc., pursuant to which R. B. Webber & Company, Inc. has provided consulting services to the Company with respect to the development of the Company's business plan and the performance of a market study. In 2000, the Company paid R. B. Webber & Company, Inc. $392,000 for such services. Through March 14, 2001, the Company has not paid R.B. Webber & Co., Inc. any additional funds for such services, but has incurred $10,000 in additional consulting expense. Jeffrey Webber, one of the Company's directors, is the president of R. B. Webber & Company, Inc.

     The Company has entered into indemnification agreements with its officers and directors containing provisions that require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise from their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Company believes that the terms of the transactions described above were no less favorable to the Company than the Company would have obtained from an unaffiliated third party. Any future transactions between the Company and any of its officers, directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board.

                             STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's common stock between September 27, 2000 (the date the Company's common stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market -- U.S. Index") and (ii) the Credit Suisse First Boston Technology Index (the "CSFB Index"), over the same period. This graph assumes the investment of $100.00 on September 27, 2000 in the Company's common stock, the Nasdaq Stock Market -- U.S. Index and the CSFB Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock. Information used in the graph was obtained from Credit Suisse First Boston Technology Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                   Comparison of Cumulative Total Return among
                AvantGo, Inc., the Nasdaq Stock Market-U.S. Index
               and the Credit Suisse First Boston Technology Index
                 ($100 Initial Investment on September 27, 2000)


 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]


Multiple Securities - IDC / Exshare                                  16-Mar-2001

Closing Prices
Local Currency (**not recommended for composite)

                               Avantgo Inc.                Csfb Technology Index

                                     Nasdaq Composite

              Composite**          AVGO             COMP              CTN
 Date             (Equal)   IDC/Exshare      IDC/Exshare      IDC/Exshare

 27-Sep-2000      100.000        20.000         3656.300         469.340
 28-Sep-2000      106.913        22.734         3778.320         486.850
 29-Sep-2000       99.944        20.000         3672.820         463.790
  2-Oct-2000       98.126        19.750         3568.900         457.400
  3-Oct-2000       94.982        19.125         3455.830         442.400
  4-Oct-2000       92.479        16.563         3523.100         458.090
  5-Oct-2000       92.378        17.000         3472.100         451.120
  6-Oct-2000       87.609        15.500         3361.010         435.500
  9-Oct-2000       85.849        14.500         3355.560         438.050
 10-Oct-2000       79.711        12.500         3240.540         419.530
 11-Oct-2000       74.670        10.750         3168.490         408.000
 12-Oct-2000       71.971        10.250         3074.680         394.810
 13-Oct-2000       84.300        13.688         3316.770         434.220
 16-Oct-2000       88.340        15.813         3290.280         432.700
 17-Oct-2000       85.242        15.125         3213.960         416.030
 18-Oct-2000       83.307        14.500         3171.560         410.380
 19-Oct-2000       90.982        16.125         3418.600         445.840
 20-Oct-2000       95.637        18.000         3483.140         454.010
 23-Oct-2000       93.316        16.875         3468.690         451.220
 24-Oct-2000       87.104        14.250         3419.790         437.650
 25-Oct-2000       82.908        14.000         3229.570         406.430
 26-Oct-2000       84.887        14.500         3272.180         415.660
 27-Oct-2000       86.010        15.000         3278.360         417.040
 30-Oct-2000       77.060        11.000         3191.400         409.120
 31-Oct-2000       77.412         9.844         3369.630         434.880
  1-Nov-2000       78.525        10.500         3333.390         429.320
  2-Nov-2000       82.248        11.375         3429.020         442.290
  3-Nov-2000       83.043        11.500         3451.580         447.360
  6-Nov-2000       81.499        11.063         3416.210         444.010
  7-Nov-2000       81.506        11.125         3415.790         441.660
  8-Nov-2000       77.414        10.750         3231.700         413.830
  9-Nov-2000       77.472        11.063         3200.350         406.740
 10-Nov-2000       73.242        10.500         3028.990         382.580
 13-Nov-2000       71.003         9.938         2966.720         375.860
 14-Nov-2000       72.972         9.500         3138.270         401.940
 15-Nov-2000       73.472         9.500         3165.490         406.720
 16-Nov-2000       69.930         9.000         3031.880         386.460
 17-Nov-2000       68.138         8.344         3027.190         385.540
 20-Nov-2000       60.984         6.500         2875.640         368.600
 21-Nov-2000       59.254         6.063         2871.450         362.570
 22-Nov-2000       56.737         5.750         2755.340         349.710
 23-Nov-2000       56.737         5.750         2755.340         349.710
 24-Nov-2000       61.095         6.438         2904.380         369.570
 27-Nov-2000       58.079         5.625         2880.490         364.530
 28-Nov-2000       56.478         5.750         2734.980         344.700
 29-Nov-2000       56.060         5.750         2706.930         340.570
 30-Nov-2000       53.688         5.438         2597.930         329.560
  1-Dec-2000       55.599         5.750         2645.290         339.810
  4-Dec-2000       56.906         6.188         2615.750         341.720
  5-Dec-2000       70.158         9.188         2889.800         378.960
  6-Dec-2000       69.345         9.500         2796.500         365.130
  7-Dec-2000       65.813         8.375         2752.660         358.300
  8-Dec-2000       74.705        10.750         2917.430         380.480
 11-Dec-2000       74.512        10.000         3015.100         391.330
 12-Dec-2000       70.795         9.125         2931.770         377.830
 13-Dec-2000       65.825         8.000         2822.770         358.890
 14-Dec-2000       63.171         7.500         2728.510         349.890
 15-Dec-2000       62.668         7.750         2653.270         339.510
 18-Dec-2000       60.877         7.250         2624.520         335.990
 19-Dec-2000       57.277         6.563         2511.710         322.690
 20-Dec-2000       51.195         5.438         2332.780         298.200
 21-Dec-2000       48.969         4.750         2340.120         296.070
 22-Dec-2000       56.389         6.125         2517.020         322.570
 25-Dec-2000       56.389         6.125         2517.020         322.570
 26-Dec-2000       55.789         6.063         2493.520         318.570
 27-Dec-2000       57.046         6.188         2539.350         327.680
 28-Dec-2000       57.264         6.188         2557.760         329.070
 29-Dec-2000       56.028         6.250         2470.520         315.660


     The Company effected its initial public offering on September 27, 2000 at a per share price of $12.00.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                                 OTHER BUSINESS

     The Board does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the stockholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Officers and directors of the Company and persons who own more than 10 percent of the Company's stock are required to report to the Securities and Exchange Commission their ownership and changes in ownership of the Company's stock. Regulations of the Commission require the

Company to disclose to the Company's stockholders those filings that were not made on time. Based solely on the Company's review of copies of the reports received by the Company, or written representations received from reporting persons that no such forms were required for those persons, the Company believes that, during the Last Fiscal Year, the Company's officers and directors complied with all applicable filing requirements.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     To properly bring business before the 2002 annual meeting of stockholders ("2002 Annual Meeting"), a stockholder must give timely notice thereof in writing to the Company's Secretary. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on March 17, 2002 nor earlier than the close of business on February 15, 2002, and must otherwise satisfy the requirements of the Company's Bylaws. If the date of the 2002 Annual Meeting changes by more than thirty (30) days from the date contemplated at the time of this proxy statement, the Company must receive the stockholder's notice no earlier than the close of business on the ninetieth
(90th) day prior to the 2002 annual meeting and no later than the close of business on the later of the sixtieth (60th) day prior to the 2002 Annual Meeting or, in the event public announcement of the date of the 2002 Annual Meeting is first made by the Company fewer than seventy (70) days prior to the date of the 2002 Annual Meeting, the close of business on the tenth (10th) day following the day of the public announcement. A stockholder's notice to the Company's Secretary shall set forth as to each matter the stockholder proposes to bring before the 2002 Annual Meeting: (i) a brief description of the business desired to be brought before the 2002 Annual Meeting and the reasons for conducting such business at the 2002 Annual Meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the stockholder's capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in the Company's Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in the Company's Bylaws.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the Last Fiscal Year accompanies this proxy statement. The Company's financial statements and related information are included in such Annual Report.

                                        By order of the Board of Directors

                                        /s/ MARK COCHRAN
                                        -------------------------------------
                                        Mark Cochran
                                        Secretary

San Mateo, California
March 30, 2001

                                  AVANTGO, INC.

                                      PROXY

     The undersigned  stockholder of AvantGo,  Inc., a Delaware corporation (the
"Company"), hereby appoints Richard Owen and Felix Lin (together, the "Proxies"), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of AvantGo, Inc. to be held at The Marriott Hotel, 1770 South Amphlett Blvd., San Mateo, CA 94402, at 1:30 p.m. on Monday, May 14, 2001, and at any adjournment thereof, on the matters set forth in the notice of such meeting dated March 30, 2001, receipt of which is hereby acknowledged, in accordance with the following instructions:

     1.   ELECTION OF DIRECTORS.

          (a)  Nominee: Christopher Hollenbeck.

               [_] FOR     [_] AGAINST     [_] ABSTAIN

          (b)  Nominee: Linus Upson.

               [_] FOR     [_] AGAINST     [_] ABSTAIN

          (c)  Nominee: Jeffrey Webber.

               [_] FOR     [_] AGAINST     [_] ABSTAIN

               Instruction: To withhold authority to vote for any individual nominee(s), write the nominee's name on the space provided below:

               -----------------------------------------------------------------

     2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                [_] FOR     [_] AGAINST     [_] ABSTAIN

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Proxy cards properly executed and returned without direction will be voted "for" the proposals. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

     This proxy is solicited on behalf of the Company's board of directors. A majority of said Proxies, including any substitute, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than that named above.

     Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated ______________________, 2001           Signature - Please write legibly
  IMPORTANT: Please insert date.
                                             INDIVIDUAL HOLDER:

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Print Name Here

                                             ___________________________________
                                             Signature (if held jointly)

                                             ___________________________________
                                             Print Name Here


                                             CORPORATE OR PARTNERSHIP HOLDER

                                             ___________________________________
                                             Company Name

                                             By:  ______________________________

                                             Its: ______________________________

                                   APPENDIX A

                             Audit Committee Charter

                                  Organization

     The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

     Statement of Policy

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

     Responsibilities

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o    Review  and  concur  with   management's   appointment,   termination,   or
     replacement of the director of internal audit.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

o Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and


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     particularly,   the  degree  of   aggressiveness  or  conservatism  of  the
     organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

o Review accounting and financial human resources and succession planning within the Company.

o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.


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